                                                                    EXHIBIT 99.1

                         TARGETED GENETICS CORPORATION
                        1992 RESTATED STOCK OPTION PLAN

                               SECTION 1  PURPOSE

     The purpose of the Targeted Genetics Corporation 1992 Restated Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors (subject to the restrictions contained in Sections 2 and 4), officers, agents, consultants and independent contractors of Targeted Genetics Corporation (the "Company") or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants and independent contractors and to provide added incentive to them by providing an opportunity for stock ownership in the Company.

                           SECTION 2  ADMINISTRATION

2.1  PLAN ADMINISTRATOR

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

     In the event a member of the Plan Administrator may be eligible, subject to the restrictions set forth in Section 4, to participate in this Plan, no member of the Plan Administrator shall vote with respect to the granting of an option hereunder to himself or herself and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

     The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, shall be filled by the Board.

     With respect to grants made under this Plan to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

2.2  PROCEDURES

     The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.3  RESPONSIBILITIES

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise
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price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Internal Revenue Code of 1986, as amended (the "Code"), Section 422, the regulations thereunder, and any amendments thereto.

2.4  RULE 16b-3 COMPLIANCE AND BIFURCATION OF PLAN

     It is the intention of the Company that, if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

                     SECTION 3  SHARES SUBJECT TO THIS PLAN

     The shares subject to this Plan shall be the Company's Common Stock, par value $0.01 (the "Common Stock"), currently authorized but unissued or now held or subsequently acquired by the Company. Subject to adjustment as provided in
Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 2,500,000 shares./1/


                             SECTION 4  ELIGIBILITY

     An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation (as defined in subsection 5.8). A nonqualified stock option may be granted to any employee, director, officer, agent, consultant or independent contractor of the Company or of any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

                   SECTION 5  TERMS AND CONDITIONS OF OPTIONS

     Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1  NUMBER OF SHARES AND PRICE

     The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided,
                                                                     --------
however, that the maximum number of shares with respect to which an option or
-------
options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 200,000 shares (the "Maximum Annual Optionee Grant"); provided
                                                                       --------
further that the Plan Administrator shall act in good faith to establish an
-------
exercise price which shall be not less than the fair market value per share of the Common Stock at the

-------------------
/1/ The number of shares subject to this Plan and all other share numbers referred to in this Plan have been adjusted to reflect the 1:2.5 reverse stock split, which was effective on March 23, 1994.

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time the option is granted and, with respect to incentive stock options granted to greater than 10% shareholders (as described in Section 6), the exercise price shall be as required by subsection 6.1.

5.2  TERM AND MATURITY

     Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be ten years from the date it is granted but in no event shall the term of any incentive stock option exceed ten years. The term of each nonqualified stock option shall be as established by the Plan Administrator, and if not so established, shall be ten years. To ensure that the Company or related corporation will achieve the purpose and receive the benefits contemplated by this Plan, any option granted to any Optionee shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

  Period of Optionee's Continuous Relationship
 With the Company or Related Corporation From
       the Date the Option Is Granted             Portion of Total Option Which is Exercisable
-----------------------------------------------   --------------------------------------------
  Less than twelve months                                                0%
  Twelve months                                                         20%
  Twenty-four months                                                    40%
  Thirty-six months                                                     60%
  Forty-eight months                                                    80%
  Sixty months or greater                                              100%

5.3  EXERCISE

     Subject to the vesting schedule described in subsection 5.2 and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that no fewer than 20% of the
                               --------  -------
shares purchasable under the option (or the remaining shares then purchasable under the option, if less than 20%) may be purchased upon any exercise of any option and that only whole shares will be issued pursuant to the exercise of any option. An option shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4  PAYMENT OF EXERCISE PRICE

     Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

     The Plan Administrator may determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator, and applicable laws and regulations (including, without limitation, federal tax and securities laws and state corporate law), an option may be exercised by:

          (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan

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Administrator; provided, however, that payment in shares of Common Stock shall
               --------  -------
not be made unless the shares of Common Stock shall have been owned by the Optionee for a period of at least six months;

          (b) delivery of a full-recourse promissory note executed by the Optionee; provided, however, that (i) such note delivered in connection with an
          --------  -------
incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, (iii) the Plan Administrator may require that the Optionee pledge to the Company for the purpose of securing the payment of such note the shares of Common Stock to be issued to the Optionee upon exercise of the option and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

          (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

5.5  WITHHOLDING TAX REQUIREMENT

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company in its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. In order to qualify such election for exemption under Rule 16b-3 under Section 16(b) of the Exchange Act, any election made by an officer or director who is subject to Section 16 of the Exchange Act must be made six months prior to the date the option exercise becomes taxable or the option must be exercised during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

5.6  HOLDING PERIODS

     5.6.1  SECURITIES EXCHANGE ACT SECTION 16

     Shares of Common Stock obtained upon the exercise of a stock option may not be sold by a person subject to Section 16 of the Exchange Act until six months after the date the option was granted.

     5.6.2  TAXATION OF STOCK OPTIONS

     In order to obtain certain tax benefits accorded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise.

     The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

     Tax advice should be obtained by an Optionee when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

5.7  TRANSFERABILITY OF OPTION

     During an Optionee's lifetime, an option may be exercisable only by the Optionee. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or, with respect to nonqualified stock options, pursuant to the terms of a qualified domestic relations order as defined in the Code, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable laws and regulations, the Plan Administrator may permit an Optionee to (a) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator (provided that such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation) or (b) transfer the option and the rights and privileges conferred hereby.

5.8  TERMINATION OF RELATIONSHIP

     If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee's relationship with the Company or related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

     If an Optionee is terminated for cause, each option shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option likewise shall be suspended during the period of investigation.

     If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the twelve month period following such cessation (unless by its terms it sooner terminates or expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a

                                       5
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continuous period of twelve months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

     For purposes of this subsection 5.8, a transfer between or among the Company and any related corporation shall not be deemed to constitute a cessation of the Optionee's relationship with the Company or any related corporation. For purposes of this subsection 5.8, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.9  DEATH OF OPTIONEE

     If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or twelve month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the person, if any, designated by the Optionee pursuant to subsection 5.7 to exercise the option after the Optionee's death, by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (a) by will or by the applicable laws of descent and distribution or (b) by a designation or transfer pursuant to Section 5.7.

5.10  NO STATUS OF SHAREHOLDERS

     Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.11  CONTINUATION OF EMPLOYMENT

     Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

5.12  MODIFICATION AND AMENDMENT OF OPTION

     Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions of this Plan, the Plan Administrator may modify or amend any outstanding options. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options

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shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option to fail to continue to qualify as an incentive stock option as defined in Code
Section 422(b).

5.13  LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

     As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee, or any personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

                    SECTION 6  GREATER THAN 10% SHAREHOLDERS

6.1  EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

     If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

6.2  ATTRIBUTION RULE

     For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this
Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

             SECTION 7  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

7.1  EFFECT OF LIQUIDATION, REORGANIZATION OR CHANGE IN CONTROL

     7.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK

     Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, each option shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, reorganization or liquidation to exercise such option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

     7.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

     If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, or reorganization, all options shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection
7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of shares of the Common Stock receive in such merger, consolidation, acquisition of property or stock, or reorganization. Unless accelerated by the Plan Administrator, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

     7.1.3  CHANGE IN CONTROL

     In the event of a "Change in Control," as defined below, of the Company, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and cash-out provisions shall apply:

          (a) Any option outstanding as of the date such Change in Control is determined to have occurred that is not yet fully vested on such date shall become immediately exercisable in full and

          (b) Optionees shall have, as an alternative to the right to exercise any option, the right to elect within 90 days following a Change in Control, or, if during the six months prior to the date of such Change in Control such Optionee is subject to Section 16 of the Exchange Act, then with respect to options held by the Optionee, the period following the Change in Control during which an election may be made shall be extended for one month after the end of the six-month period required to avoid any liability under Section 16(b) of the Exchange Act, to receive in cash an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercising this election, times the number of shares subject to the option or portion thereof for which this election is made. The election shall be made by delivering written notice of making such election to the Company within the 90 day period. The notice shall specify the options or portions thereof to which the election relates. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to full payment, to the estate of the Optionee or to a person who acquired the right to exercise the option by designation, bequest or inheritance.

     7.1.4  DEFINITION OF "CHANGE IN CONTROL"

     For purposes of this Plan, a "Change in Control" shall mean:

          (a) A "Board Change" (for purposes of this Plan, a Board Change shall have occurred if individuals who, as of the date of the adoption of this Plan, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however,
                                                           --------  -------
that for all purposes of this Plan any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or a threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined below) other than the Board); or

          (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Board, or (ii) 33% or more of either
(A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Board; provided, however, that the following acquisitions shall not constitute a Change
--------  -------
in Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
(i), (ii) and (iii) of the following subsection (c) are satisfied; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the company resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the company resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then

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outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such company and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such company were approved by a majority of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

7.2  FRACTIONAL SHARES

     In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

7.3  DETERMINATION OF BOARD TO BE FINAL

     All Section 7 adjustments, other than those made after a Change in Control pursuant to Section 7.1.3, shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                        SECTION 8  SECURITIES REGULATION

     Shares of Common Stock shall not be issued with respect to any option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

                      SECTION 9  AMENDMENT AND TERMINATION

9.1  BOARD ACTION

     The Board may at any time suspend, amend or terminate this Plan, provided that to the extent required for compliance with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any applicable law or regulation, the shareholders must approve any amendment that will:

          (a) increase the number of shares which are to be reserved for issuance in connection with options under this Plan;

          (b) with respect to nonqualified stock options, materially modify the requirements as to eligibility for participation in this Plan or, with respect to incentive stock options, change the designation of the participants or class of participants eligible for participation in this Plan; or

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          (c) otherwise materially increase the benefits accruing to the participants under this Plan.

     Such shareholder approval must be obtained (a) within twelve months after the adoption by the Board of such amendment or (b) if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after such adoption by the Board.

     Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

9.2  AUTOMATIC TERMINATION

     Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or
(b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

                     SECTION 10  EFFECTIVENESS OF THIS PLAN

     This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within twelve months after the adoption of this Plan or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.

Adopted by the Board of Directors on January 21, 1992 and approved by the shareholders on January 21, 1992. Restated Plan adopted by the Board of Directors on March 2, 1994, and approved by the Company's shareholders on March 23, 1994. Restated Plan adopted by the Board of Directors on January 30, 1998 and approved by the Company's shareholders on May 5, 1998.

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